EXHIBIT 10-N
------------

                            PARTNERSHIP INTEREST
                             PURCHASE AGREEMENT
                            --------------------

                     (New Park Mall; Newark, California)

      THIS AGREEMENT (this "Agreement") made and entered into as of the ___ day of November, 1998, by and among CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership ("Carlyle-XV"), CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XVI, an Illinois limited partnership ("Carlyle-XVI") (Carlyle-XV and Carlyle-XVI, individually and collectively, are sometimes hereinafter called "Seller"), and NEWPARK MALL L.L.C., a Delaware limited liability company ("NewPark L.L.C."), and ALAMEDA MALL L.L.C., a Delaware limited liability company ("Alameda L.L.C.") (NewPark L.L.C. and Alameda L.L.C., individually and collectively, are sometimes hereinafter called "Buyer").

                          WITNESSETH, THAT WHEREAS:

      A. Carlyle-XV and Carlyle-XVI are all of the partners of JMB/NewPark Associates, an Illinois general partnership (the
"Partnership");

      B. Pursuant to that certain Liquidation Agreement dated as of November 13, 1998 (the "Liquidation Agreement"), the Partnership and GGP-NEWPARK L.L.C., a Delaware limited liability company ("GGP-Newpark L.L.C.") have dissolved New Park Associates, a California general partnership (the "Dissolved Partnership"), and caused all of the assets of the Dissolved Partnership, consisting of the property commonly known as New Park Mall, Newark, California and related assets (collectively, the "Business Property"), to be transferred to them as tenants-in-common;

      C. Seller desires to sell, and Buyer desires to purchase, all of Seller's interest in the Partnership in the manner hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and the mutual undertakings of the parties hereto, it is hereby agreed as follows:

            1. PURCHASE AND SALE. Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Partnership and any and all property owned by the Partnership (individually and collectively, the "Seller Interest"), upon the terms, covenants and conditions hereinafter set forth.

            2. PURCHASE PRICE. Subject to the adjustments hereinafter provided, the purchase price (the "Purchase Price") of the Seller Interest is (i) Sixteen Million and No/100 Dollars ($16,000,000.00) plus or minus
(ii) one-half (1/2) of the "Partners' Equity Amount", as defined in Paragraph 4 below. An amount equal to the $16,000,000 plus or minus the "Base Partners' Equity Amount" as defined in Paragraph 4A below (the amount to be paid as aforesaid being herein called the "Closing Payment") shall be paid on the Closing Date by wire transfer to Seller of immediately available federal funds in accordance with wiring instructions to be provided by Seller in connection with the closing hereunder (and allocated between each Seller as set forth in such instructions).

            3. CLOSING. The closing of the sale and purchase herein provided shall be consummated on November 18, 1998 (the "Closing Date").
On or before 11:00 a.m. Central time on the Closing Date, (a) Buyer shall deliver to Seller (i) the Closing Payment by wire transfer of immediately available federal funds as aforesaid, and (ii) two (2) duly executed and acknowledged counterpart originals of the assignment and assumption of partnership interest covering the Seller Interest, in the form of Exhibit "A" attached hereto ("Assignment and Assumption"), (b) Seller shall deliver to Buyer two (2) duly executed and acknowledged counterpart originals of the Assignment and Assumption, (c) Seller and Buyer shall each deliver legal opinions respecting due organization and authorization in the forms set forth in Exhibit "B" attached hereto, and (d) Seller and Buyer shall each deliver such other documents as may be reasonably requested by the other in order to effectuate the transactions provided for herein (provided the same do not materially increase the costs to, or liability or obligations of, such party in a manner not otherwise provided for herein). Without limitation thereon, Buyer shall promptly cause the name of the Partnership to be changed so as to delete any reference to JMB. At the request of either party (exercised in writing prior to the Closing Date), the deliveries to be made hereunder may be accomplished through appropriate escrow arrangements with a reputable title company or other reputable escrow holder pursuant to escrow instructions to be executed among the parties in form reasonably acceptable to such parties in order to effectuate the interest hereof.

            4.    BALANCE SHEET ADJUSTMENTS.

                  A. BASE BALANCE SHEET. At least three (3) business days prior to the Closing Date, Buyer shall deliver to Seller a preliminary balance sheet (the "Base Balance Sheet") for the Dissolved Partnership as of the end of the most recent month which precedes the Closing Date (the "Base Balance Sheet Date") and a statement of estimated accrued revenues and estimated accrued expenses for the Business Property for the month of Closing. The Base Balance Sheet shall include a certification of Buyer's preliminary calculation of partners' capital as of such date plus or minus the product of (i) the excess of estimated accrued revenues over estimated accrued expenses for the month of Closing as set forth on the Base Balance Sheet multiplied by (ii) a fraction in which the numerator is the number of days to have elapsed in the month of Closing prior to Closing and the denominator is 30 (e.g., provided the Closing occurs November 18, the fraction would be 17/30) (the "Base Partners' Equity Amount"). The Base Balance Sheet shall be prepared by Buyer in good faith in accordance with the procedures set forth in Exhibit "C" hereto, and (together with the Base Partners' Equity Amount) shall be subject to Seller's reasonable approval on or before Closing.

                  B.    CLOSING BALANCE SHEET.

                        (1) On or before December 10, 1998, Buyer will cause to be prepared and delivered to Seller a balance sheet of the Dissolved Partnership as of the Base Balance Sheet Date and a statement of accrued revenues and accrued expenses for the Business Property for the month of closing (the "Closing Balance Sheet"), together with a certificate based on such Closing Balance Sheet setting forth Buyer's calculation of partners' capital as of the Base Balance Sheet Date plus or minus the product of (i) the excess of accrued revenues over accrued expenses for the Business Property for the month of Closing as set forth on the Closing Balance Sheet multiplied by (ii) a fraction in which the numerator is the number of days to have elapsed in the month of Closing prior to the day of Closing and the denominator is 30 (the "Partners' Equity Amount"). The Closing Balance Sheet shall be prepared by Buyer in good faith in accordance with the procedures set forth in Exhibit "C" hereto.

                        (2) If Seller disagrees with Buyer's calculation of the Partners' Equity Amount, Seller may, within five (5) business days after delivery of the documents referred to in Paragraph 4(B)(1), deliver a notice to Buyer disagreeing with such calculation and setting forth Seller's calculation of such amounts. Any such notice of disagreement shall specify those items or amounts as to which Seller disagrees, and Seller shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the Buyer's calculation of the Partners' Equity Amount.

                        (3) If a notice of disagreement shall be duly delivered pursuant to Paragraph 4(B)(2), Seller and Buyer shall, during the five (5) business days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the "Final Partners' Equity Amount" (as defined below) which amount shall not be less than the amount thereof shown in Buyer's calculation delivered pursuant to Paragraph 4(B)(1) nor more than the amounts thereof shown in Seller's calculation delivered pursuant to Paragraph 4(B)(2). "Final Partners' Equity Amount" means the Partners' Equity Amount as shown in Buyer's calculation delivered pursuant to Paragraph 4(B)(1) if no notice of disagreement with respect thereto is duly delivered pursuant to Paragraph 4(B)(2); or, if such a notice of disagreement is delivered, as agreed by Seller and Buyer pursuant to Paragraph 4(B)(3).

                        (4)   Seller and Buyer agree that they will
reasonably cooperate and assist in the preparation of the Closing Balance Sheet, the calculation of the Final Partners' Equity Amount and in the conduct of the reviews referred to in this Section, including without limitation, the making available to the extent necessary of books, records, work papers and personnel. Unless otherwise agreed to in writing by Seller, the final determination of all adjustment amounts hereunder shall occur not later than December 20, 1998.

                  C.    ADJUSTMENT TO PURCHASE PRICE.

                        (1)   The Purchase Price will be adjusted as
follows: if the Final Partners' Equity Amount exceeds the Base Partners' Equity Amount as set forth on the Base Balance Sheet, Buyer shall pay to Seller, as an adjustment to the Purchase Price, one-half (1/2) of the amount of such excess. If the Base Partners' Equity Amount exceeds the Final Partners' Equity Amount, Seller shall pay to Buyer as an adjustment to the Purchase Price, one-half (1/2)of the amount of such excess.

                        (2) Any payment pursuant to Paragraph 4(C)(1) shall be made within five (5) business days after the Final Partners' Equity Amount has been determined by Buyer or Seller, as the case may be, by wire transfer of immediately available federal funds as directed by the receiving party (or otherwise agreed by the parties).

                  D. CLOSING COSTS. Seller and Buyer shall each pay one-half (1/2) of the costs of any escrow established in connection with the closing hereunder. Seller shall pay its own legal fees in connection with the transactions under this Agreement, together with an amount equal to $35,200 of any documentary transfer taxes which may be payable in connection with the transactions contemplated under or in connection with this Agreement or the Liquidation Agreement. Buyer shall pay its own legal fees in connection with the transactions under this Agreement, together with all other closing costs, if any, which may be incurred in connection with the transactions contemplated in this Agreement, including any transfer fees and other fees and costs imposed or required to be paid by "CIGNA" (as hereinafter defined), all transfer taxes other than those referred to above, and any intangible and other taxes, if any, recording or filing charges for any instruments or documents which may be recorded or filed, if any, and all title, survey or escrow fees, if any.

                  E. PROFITS AND LOSSES OF THE PARTNERSHIP PRIOR TO CLOSING; TAX RETURNS. Subject to the provisions set forth in subparagraph B above, the parties confirm that profits and losses of the Partnership for the period from January 1, 1998 through the Closing Date shall be allocated for tax reporting purposes pursuant to the applicable provisions of the Partnership Agreement. Buyer will cooperate with Seller in providing and preparing such information and items as may be required in order to timely prepare and deliver tax returns and other similar items after the Closing Date (and, in connection therewith, after the Closing Date Buyer shall continue to provide Seller full access to all books and records of the Partnership and to all other financial information as may be reasonably required in connection with such determinations).

            5.    REPRESENTATIONS AND WARRANTIES.

                  A. REPRESENTATIONS AND WARRANTIES OF SELLER. Each Seller hereby represents and warrants to Buyer as follows:

                        (1) Such Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Illinois.

                        (2) Such Seller is duly authorized, and qualified under any and all applicable laws, regulations, ordinances and orders to do all things required of it, under and in connection with this Agreement.

                        (3)   Such Seller has the right, power and
authority to enter into and perform the terms of this Agreement and to consummate the transactions contemplated hereby.

                        (4)   This Agreement and all agreements,
instruments and documents herein provided to be executed or to be caused to be executed by such Seller are (or, in the case of agreements, instruments and documents executed as of the Closing Date, will be as of the Closing
Date) duly authorized, executed and delivered by, such Seller and constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency and other similar debtor relief laws and equitable principals).

                        (5) Such Seller owns its Seller Interest, free and clear of any and all security interests, rights, options, claims and demands (other than any security interests and rights granted under the Partnership Agreement or under the partnership agreement of the Dissolved Partnership or the agreements in dissolution thereof) ("Liens").

                        (6)   Except with respect to the CIGNA loan
documents and any agreements respecting the Business Property, the execution, delivery and performance of this Agreement by each Seller do not and will not (with the giving of notice and/or the passage of time) violate, conflict with, result in a breach of, loss of rights or creation of any Liens upon the Seller Interest of such Seller or require the consent of or filing with any other person or entity (including without limitation any governmental bodies, agencies or instrumentalities) under (a) the organizational documents of such Seller, (b) any agreement, commitment or instrument to which such Seller is a party or by which either such Seller or its assets are bound or (c) any law, ordinance, rule, regulation, order, judgment, decree or the like to which either such Seller or its assets are subject.

                        (7) The Partnership is a general partnership duly formed and validly existing under the laws of the State of Illinois with full partnership power and authority to own an undivided interest in the Business Property and conduct the business now being conducted by it. The Seller Interest constitutes all of the equity interests in the Partnership and no person or entity (other than Buyer ) has any option or other right to acquire any Seller Interest or portion thereof, any other equity interest in the Partnership or any security or instrument convertible into any such equity interest. A true, correct and complete copy of the partnership agreement of the Partnership and any and all amendments and supplements thereto (which are described in the Assignment and Assumption attached as Exhibit "A" hereto) have been delivered to Buyer, such partnership agreement and amendments and supplements constitute the entire agreement of Buyer with respect to the Partnership and there are no oral or written amendments or supplements thereto. The sole asset of the Partnership is its undivided interest in the Business Property (and prior thereto its general partner interest in the Dissolved Partnership), and the Partnership has no liabilities or obligations other than the liabilities and obligations assumed by the Partnership and GGP-NewPark L.L.C. pursuant to Section 3 of the Liquidation Agreement. The liabilities and obligations assumed by the Partnership and GGP-NewPark L.L.C. pursuant to Section 3 of the Liquidation Agreement (including, without limitation, the CIGNA loan documents), are hereinafter referred to as the "Business Property Liabilities". Immediately prior to the liquidation of the Dissolved Partnership, the Partnership owned its partnership interest in the Dissolved Partnership free and clear of all Liens (other than any security interests and rights granted under the partnership agreement for the Dissolved Partnership) and the Partnership has not granted to any other person or entity (other than GGP-Newpark L.L.C.) the option or other right to acquire such interest or any portion thereof, an interest in the Dissolved Partnership or a security or instrument convertible into an interest in the Dissolved Partnership.

                        (8) Other than as disclosed herein, neither such Seller nor the Partnership has entered into any agreements or incurred any liability on behalf of the Dissolved Partnership or in respect of the Business Property for which the Partnership would be liable which is not reflected in the books and records relating to the Business Property or which was not otherwise requested or consented to by GGP-Newpark L.L.C., "Manager" (as defined in Paragraph B(1))or its or their predecessors-in-interest or affiliates.

                  B. REPRESENTATIONS AND WARRANTIES OF BUYER. Each Buyer hereby represents and warrants to Seller as follows:

                        (1) Except as set forth in Paragraph 5A above, the sale of the Seller Interest is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied, or otherwise, including, but not limited to, any representation or warranty concerning title to the Business Property, the physical condition of the Business Property (including, but not limited to, the condition of the soil or the improvements), the environmental condition of the Business Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Business Property), the compliance of the Business Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Business Property), the financial condition of the Business Property or the Partnership or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Partnership or the Business Property or any part thereof. Such Buyer acknowledges that an affiliate of such Buyer is an existing partner in the Dissolved Partnership, and that such Buyer is also affiliated with General Growth Management, Inc. ("Manager"), the manager of the Business Property. Such Buyer acknowledges that, except as to matters specifically set forth in Paragraphs 5A above, such Buyer will acquire its Seller Interest solely on the basis of (a) its own physical and financial examination of the Business Property (such Buyer having completed all such due diligence reviews, examinations and inspections deemed necessary by such Buyer) and
(b) information and knowledge in its possession and in the possession of Manager. As a result of its affiliate's existing interest in the Partnership and/or its affiliations with Manager, as applicable, such Buyer is not relying upon, and has no need to rely upon, any knowledge or information in the possession of either Seller with respect to any of the foregoing matters except as set forth herein.

                        (2) Such Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

                        (3) Such Buyer has the right, power and authority to enter into and perform the terms of this Agreement and to consummate the transactions contemplated hereby.

                        (4)   This Agreement and all agreements,
instruments and documents herein provided to be executed or to be caused to be executed by such Buyer is (or, in the case of agreements, instruments and documents executed as of the Closing Date, will be as of the Closing
Date) duly authorized, executed and delivered by, such Buyer and constitute the legal, valid and binding obligations of such Buyer, enforceable against such Buyer in accordance with their terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency and other similar debtor relief laws and equitable principles).

                        (5) The execution, delivery and performance of this Agreement by each Buyer do not and will not (with the giving of notice and/or the passage of time) violate, conflict with, result in a breach of or loss of rights under or require the consent of or filing with any other person or entity (including without limitation any governmental bodies, agencies or instrumentalities) under (a) the organizational documents of either Buyer, (b) any agreement, commitment or instrument to which either Buyer is a party or by which either Buyer or its assets are bound or
(c) any law, ordinance, rule, regulation, order, judgment, decree or the like to which Buyer or Buyer's assets are subject.

            6.    INDEMNIFICATION.

                  A. INDEMNIFICATION BY BUYER AND THE PARTNERSHIP. As of the Closing Date, Buyer, on behalf of itself and the Partnership (as it is constituted after the Closing of the transactions hereunder) shall hold harmless, indemnify and defend Seller from and against all claims, rights, demands, obligations, liabilities, costs and expenses (including reasonable attorneys' fees) of any kind or nature related to the Business Property Liabilities and any agreements, contracts or other matters respecting the same (and Buyer, on behalf of itself and the reconstituted Partnership, shall release Seller from all such matters). The foregoing indemnification shall include any and all obligations of the Dissolved Partnership, the Partnership or Seller (or its constituent partners) under or in connection with that certain loan in the original principal amount of $60,000,000, made to the Dissolved Partnership by Connecticut General Life Insurance Company ("CIGNA") (including the Environmental Indemnity Agreement given in connection therewith) other than liabilities or obligations for which Seller is obligated to indemnify Buyer pursuant to Paragraph 6B. In addition, Buyer shall hold harmless, indemnify and defend Seller from and against any loss or damage to Seller resulting from any inaccuracy in or breach of any representation and warranty of Buyer under this Agreement (or any agreement executed in connection herewith) or resulting from any breach or default by Buyer under this Agreement (or any agreement executed in connection herewith).

                  B. INDEMNIFICATION BY SELLER. Each Seller shall hold harmless, indemnify and defend Buyer from and against any loss or damage to Buyer (including without limitation reasonable attorneys' fees) resulting from any inaccuracy in or breach of any representation and warranty of such Seller under this Agreement (or any agreement executed in connection herewith) or resulting from any breach or default by such Seller under this Agreement (or any agreement executed in connection herewith) or resulting from any liabilities or obligations of the Partnership other than the Business Property Liabilities.

            7.    BROKERAGE MATTERS.

                  A. Except as set forth in Section 7B, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller or the Partnership, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this Section 7A shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

                  B. If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Hamptons Information ("Broker") pursuant to a separate written agreement with Broker.

            8. NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery, facsimile transmission, or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

            TO BUYER:

            c/o General Growth Properties, Inc.
            110 North Wacker
            Chicago, Illinois
            Attention:  Messrs. Joel Bayer and Thomas Gates
            Facsimile:  (312) 960-5475
            Telephone:  (312) 960-5000

            WITH COPY TO:

            General Growth Properties, Inc.
            110 North Wacker Drive
            Chicago, Illinois  60606
            Attention:  General Counsel
            Facsimile:  (312) 960-5485
            Telephone:  (312) 960-5000

            WITH COPY TO:

            Neal, Gerber & Eisenberg
            Two North LaSalle Street
            Suite 2200
            Chicago, Illinois  60602
            Attention:  Avram I. Feldman, Esq.
            Facsimile:  (312) 269-1747
            Telephone:  (312) 269-8000

            TO SELLER:

            c/o JMB Realty Corporation
            900 North Michigan Avenue
            12th Floor
            Chicago, Illinois 60611
            Attention:  Mr. Glenn Emig
            Facsimile:  (312) 915-1023
            Telephone:  (312) 915-2350

            WITH COPY TO:

            Pircher, Nichols & Meeks
            1999 Avenue of the Stars
            Suite 2600
            Los Angeles, California 90067
            Attention:  Real Estate Notices (GML)
            Facsimile:  (310) 201-8922
            Telephone:  (310) 201-8900

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. Notice given by facsimile transmission shall be deemed given upon actual receipt of the same by the party to whom the same is to be given (as evidenced by electronic confirmation thereof).

            9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflicts of law principles.

            10. LIMITATION ON LIABILITY. No constituent partner in or agent of any Seller (other than its general partner, JMB Realty Corporation, a Delaware corporation ("JMB")), nor any advisor, trustee, member, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in any such Seller (including, but not limited to, JMB) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer, the Partnership and its or their successors and assigns and, without limitation, all other persons and entities, shall look solely to the assets of such Seller (and its general partner, JMB) for the payment of any claim or for any performance, and Buyer, on behalf of itself, the Partnership and its or their successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions regarding the personal liability of JMB that are contained in the immediately preceding sentence), neither the negative capital account of any constituent partner in such Seller or in any other constituent partner of such Seller, nor any obligation of any constituent partner in such Seller or in any other constituent partner of such Seller to restore a negative capital account or to contribute capital to such Seller or to any other constituent partner of such Seller, shall at any time be deemed to be the property or an asset of such Seller or any such other constituent partner (and neither Buyer nor the reconstituted Partnership nor any of its or their successors or assigns shall have any right to collect, enforce or proceed against or with respect to any partner's obligation to restore such negative capital account or contribute).

            11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts, together, shall constitute but one agreement.

            12. FURTHER ASSURANCES. Each of Seller and Buyer agrees, at any time and from time to time after the Closing, to execute, acknowledge where appropriate and deliver such further instruments and other documents and to take such other actions as the others of them may reasonably request in order to carry out the intents and purposes of this Agreement (provided the same do not materially increase the costs to, or liability or obligations of, such party in a manner not otherwise provided for herein).

            13. SURVIVAL. The representations, warranties, covenants and agreements of the parties contained in this Agreement and the documents delivered pursuant hereto shall survive the consummation of the transactions contemplated hereby forever. The obligations of NewPark L.L.C. and Alameda L.L.C. hereunder shall be joint and several and the obligations of Carlyle-XV and Carlyle-XVI hereunder shall be joint and several; provided, however, the obligations of Carlyle-XV and Carlyle-XVI shall be such that in no event shall the liability of Carlyle-XV exceed 90% of the overall liability of Seller and the liability of Carlyle-XVI shall not exceed 10% of the overall liability of Seller. In the event any party or parties hereto bring an action against any other party or parties hereto in respect of any provision of this Agreement, the prevailing party or parties in such action shall be entitled to recover its court costs and reasonable attorneys' fees and expenses in the judgment rendered in such action, including without limitation attorneys' fees incurred in an appeal or in any bankruptcy proceeding.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                        SELLER:

                        CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership,

                        By:   JMB REALTY CORPORATION,
                              a Delaware corporation,
                              General Partner

                              By:______________________________________
                              Name:____________________________________
                              Title:_____________________________________
                                           "Carlyle-XV"

                              CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XVI, an Illinois limited partnership

                        By:   JMB REALTY CORPORATION,
                              a Delaware corporation,
                              General Partner

                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________
                                           "Carlyle-XVI"

                        BUYER:
                              NEWPARK MALL L.L.C.,
                              a Delaware limited liability company

                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________
                                           "NewPark L.L.C."

                              ALAMEDA MALL L.L.C.,
                              a Delaware limited liability company
                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________
                                           "Alameda L.L.C."



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                                 EXHIBIT "A"

                          ASSIGNMENT AND ASSUMPTION

                                See Attached

              ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST



FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, each of CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership ("Carlyle-XV"), and CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XVI, an Illinois limited partnership ("Carlyle-XVI") (Carlyle-XV and Carlyle-XVI, individually "Assignor" and collectively, "Assignors"), hereby sells, transfers, assigns and conveys all of its right, title and interest in and to JMB/Newpark Associates, an Illinois general partnership ("Partnership"), as such interest is described in the "Partnership Agreement", including, but not limited to, each Assignor's interest in the capital, profits and losses and property of the Partnership, as follows: fifty percent (50%) to NewPark Mall L.L.C., a Delaware limited liability company ("NewPark L.L.C."), and fifty percent (50%) to Alameda Mall L.L.C., a Delaware limited liability company ("Alameda L.L.C."). As used herein, "Partnership Agreement" means that certain partnership agreement of the Partnership dated as of December 1, 1986, captioned "Articles of Partnership of JMB/Newpark Associates", by and between Assignors, as amended by amendment dated as of December 1, 1986, captioned "Amendment
No. 1 to the Articles of Partnership of JMB/Newpark Associates", between Assignors.

            This Assignment and Assumption of Partnership Interest is given pursuant to that certain Partnership Interest Purchase Agreement
("Agreement"), dated as of November ___, 1998, among Assignors, NewPark L.L.C. and Alameda L.L.C.

            The covenants, agreements, representations, warranties and limitations provided in the Agreement with respect to the partnership interest conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Assignors, NewPark L.L.C. and Alameda L.L.C., and their respective successors and assigns. Except as set forth in said Agreement, said partnership interest is assigned without warranty or representation, express or implied.

            Each of NewPark L.L.C. and Alameda L.L.C. hereby assumes and agrees to perform all obligations of Assignors under the Partnership Agreement.





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


            IN WITNESS WHEREOF, Assignors, NewPark L.L.C. and Alameda L.L.C. have each executed this Assignment and Assumption as of November __, 1998.

            ASSIGNORS:

            CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership,

            By:   JMB REALTY CORPORATION,
                  a Delaware corporation,
                  General Partner

                  By:______________________________________
                  Name:____________________________________
                  Title:___________________________________
                              "Carlyle-XV"


                  CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XVI, an Illinois limited partnership

                  By:   JMB REALTY CORPORATION,
                        a Delaware corporation,
                        General Partner

                  By:______________________________________
                  Name:____________________________________
                  Title:___________________________________
                                    "Carlyle-XVI"


                  NEWPARK L.L.C.:

                  NEWPARK MALL L.L.C.,
                  a Delaware limited liability company

                  By:______________________________________
                  Name:____________________________________
                  Title:___________________________________


                  ALAMEDA L.L.C.:

                  ALAMEDA MALL L.L.C.,
                  a Delaware limited liability company

                  By:______________________________________
                  Name:____________________________________
                  Title:___________________________________

                                 EXHIBIT "B"

                           FORM OF LEGAL OPINIONS

                       SELLER'S COUNSEL OPINION LETTER



                              November __, 1998

NewPark Mall L.L.C.
Alameda Mall L.L.C.
110 North Wacker
Chicago, Illinois  60606


Re:   Sale of Partnership Interests in JMB/Newpark Associates
      -------------------------------------------------------

Ladies and Gentlemen:

      We have acted as counsel to (i) Carlyle Real Estate Limited Partnership-XV, an Illinois limited partnership ("Carlyle-XV"), Carlyle Real Estate Limited Partnership-XVI, an Illinois limited partnership ("Carlyle-XVI"), and JMB Realty Corporation, a Delaware corporation ("JMB"), in connection with the sale of all of the partnership interests of Carlyle-XV and Carlyle-XVI, in JMB/Newpark Associates, an Illinois general partnership (the "Partnership") to NewPark Mall L.L.C., a Delaware limited liability company ("NewPark L.L.C."), and Alameda Mall L.L.C., a Delaware limited liability company ("Alameda L.L.C."). In this connection, we have examined the following documents (individually, a "Document" and collectively, the "Documents"):

      A. That certain agreement captioned "PARTNERSHIP INTEREST PURCHASE AGREEMENT", dated as of the date hereof, by and among Carlyle-XV, Carlyle-XVI, NewPark L.L.C. and Alameda L.L.C.; and

      B. That certain assignment and assumption agreement captioned "ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST", dated as of the date hereof, by and among Carlyle-XV, Carlyle-XVI, NewPark L.L.C. and Alameda L.L.C.

      Based, and in reliance, upon (a) the assumptions herein expressed,
(b) certain inquiries made of Seller, (c) our examination of the Documents, and (d) our examination of such other documents and provisions of law and such other investigations as we have deemed appropriate we are of the opinion that:

      1. Each of Carlyle-XV and Carlyle-XVI is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Illinois with the full partnership right, power and authority to execute, deliver and perform its obligations under each Document to which it is a party.

      2. JMB is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware with the full corporate right, power and authority to execute, deliver and perform its obligations under each Document to which it is a party.

      3. The execution, delivery and performance by Carlyle-XV of each Document to which it is a party has been duly authorized by all requisite partnership action on the part of Carlyle- XV, and each such Document has been duly executed by Carlyle-XV.

      4. The execution, delivery and performance by Carlyle-XVI of each Document to which it is a party has been duly authorized by all requisite partnership action on the part of Carlyle-XVI, and each such Document has been duly executed by Carlyle-XVI.

      5. The execution and delivery by JMB of each Document to which it is a signatory in its capacity as the general partner of each of Carlyle-XV and Carlyle-XVI has been duly authorized by all requisite corporate action on the part of JMB, and each such Document has been duly executed by JMB.

      This opinion is limited to the matters expressly set forth herein. This opinion is given solely for the benefit of you and your counsel, and solely in connection with this transaction, and may not, without our written permission, be relied upon by any other person or entity.

                                    Very truly yours,

                                 EXHIBIT "C"

                            ACCOUNTING PRINCIPLES
                            ---------------------

            The Base Balance Sheet and the Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles applied on the accrual basis, and the Closing Balance Sheet shall include line items substantially consistent with those used in the Base Balance Sheet and be prepared in accordance with accounting principles, policies and practices consistent with those used in preparation of the Base Balance Sheet; provided that with respect to the Base Balance Sheet and the Closing Balance Sheet:

            (a) No amount shall be recorded under the classification "Building & Improvements", "Fixtures & Equipment" and "Land" as the consideration for such assets consists of the $16,000,000 specified in Paragraph 2;

            (b) Net carrying amounts for or in respect of the following shall be eliminated, with such elimination to be done, in each case net of accumulated amortization and depreciation, allowances for bad debts and other contra accounts: building and improvements, fixtures and equipment, land, deferred rent and real estate mortgage; and

            (c) Percentage rent (i.e., earned unbilled receivable) shall be calculated on the straight-line method rather than the percentage of sales method.